AMENDMENT NO. 10 TO MANAGEMENT AGREEMENT


     This Amendment No. 10 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004 and January 1, 2005
(the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 30th day of April, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:



Portfolio                             Percentage of average daily net assets

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Van  Kampen  Comstock Portfolio  0.65% of first $500  million of such assets plus 0.60% of such assets over $500  million
                                 up to $1 billion  plus 0.55% of such  assets
                                 over $1 billion
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RCM Global Technology Portfolio  0.90% of first $500  million of such assets plus 0.85% of such assets over $500  million
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     2.   All other terms and  conditions of the Agreement  shall remain in full force and effect.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed on the 30th day of April, 2005. MET INVESTORS SERIES TRUST


                                        By:______________________
                                             Name:  Elizabeth M. Forget
                                             Title:    President



                                        MET INVESTORS ADVISORY LLC


                                        By:_______________________
                                             Name:  Elizabeth M. Forget
                                             Title:    President